Exhibit 10.4

                          Consulting Retainer Agreement
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This Agreement is made effective as of 11 APRIL 2010, by and between MOXISIGN
PTY LTD and Salim Essa of 39 First Avenue, Houghton, Johannesburg, 2198.

In this Agreement, the party who is contracting to receive services shall be referred to as "Client", and the party who will be providing the services shall be referred to as "Consultant". Client desires to have services provided by Consultant.
Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES

Consultant will provide the following services (collectively, the "Services"):
Assist Client as they seek to accomplish any of the following:

Build and edit a business plan, put together a conforming and enabling Broad Based Black Economic Empowerment (BBBEE) consortium for the venture, guide client in dealings with the various government departments and stakeholders, and/or other advisory services. Services are considered management consulting designed to enable Client to successfully enter into the manufacturing of API products in the Republic of South Africa.

2. PERFORMANCE OF SERVICES.

The manner in which the Services are to be performed and the specific hours to be worked by Consultant shall be determined by Consultant. Client will rely on Consultant to work as many hours as may be reasonably necessary to fulfil Consultant's obligations under this Agreement.

3. PAYMENT/RETAINER

Client will pay a retainer to Consultant for the Services in the amount of R150 000 (One Hundred and Fifty Thousand Rand) per month or part thereof. This fee shall be payable in advance upon signing of the contract and thereafter in advance on the first of every month. This is non-refundable.

4. EXPENSE REIMBURSEMENT.

Consultant shall be entitled to reimbursement from Client for the following reasonable "out-of-pocket" expenses:

     *    Travel expenses and Accommodation
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                          Consulting Retainer Agreement
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5. SUPPORT SERVICES.

Client will provide the following support services for the benefit of
Consultant: o All information, reports and studies currently in hand

6. TERM/TERMINATION.

This Agreement shall terminate automatically upon completion by Consultant of the Services required by this Agreement or 1 year from the effective date of this agreement.

7. RELATIONSHIP OF PARTIES.

 It is understood by the parties that Consultant is an independent contractor with respect to Client, and not an employee of Client. Client will NOT provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Consultant.

8. DISCLOSURE.

Consultant is required to disclose any outside activities or interests that conflict or may conflict with the best interests of Client. Prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to other consulting relationships that may conflict with this Agreement.

CONSULTANT IS NOT AN ATTORNEY, nor licensed to practice law. Discussions can skirt legal issues and should be interpreted as opinions, or things to consider. If legal advice is desired, consult an Attorney.

CONSULTANT IS NOT A CPA, NOR A TAX PROFESSIONAL. Discussions can and do involve accounting and presentation of financial results and projections. When Tax advice is requested, contact a CPA or Tax professional.

CONSULTANT IS NOT AN EMPLOYEE OF ANY BANKING INSTITUTION. Therefore consultant can not speak for any particular institution. Financial institutions regularly change their policies and procedures. Therefore advice should be considered as a general methodology.

CLIENT MAINTAINS CONTROL OF ALL DECISIONS AND SHOULD REJECT ADVICE THAT THEY DO NOT AGREE WITH. Client may find that things have changed after they enter a relationship with a bank, or other business concern. Consultant can not control future events, therefore cannot be responsible for long term outcomes of business or financing strategies.
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                          Consulting Retainer Agreement
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9. EMPLOYEES.

Consultant's employees, if any, who perform services for Client under this Agreement shall also be bound by the provisions of this Agreement.

10. CONFIDENTIALITY.

Client recognizes that Consultant has and will have the following information:

- business affairs; financial information; personal information; future plans; and other proprietary information (collectively, "Information") which are valuable, special and unique assets of Client and need to be protected from improper disclosure. In consideration for the disclosure of the Information, Consultant agrees that Consultant will not at any time or in any manner, either directly or indirectly, use any Information for Consultant's own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior consent of Client. Consultant will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

11. CONFIDENTIALITY AFTER TERMINATION.

The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

12. RETURN OF RECORDS.

Upon termination of this Agreement, Consultant shall deliver all records, notes, and data of any nature that are in Consultant's possession or under Consultant's control and that are Client's property or relate to Client's business.

13. NOTICES.

All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or sent by registered mail, postage prepaid, addressed as follows:

IF for Client:               Dr. Lisa Ramakrishnan
                             17 Ou Wingerd Road
                             Constantia
                             Cape Town
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                          Consulting Retainer Agreement
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IF for Consultant:           Salim Essa
                             39 First Avenue
                             Houghton
                             Johannesburg
                             2198

Such address may be changed from time to time by either party by providing written notice to The other in the manner set forth above.

14. ENTIRE AGREEMENT.

This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

15. AMENDMENT.

This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

16. SEVERABILITY.

If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

17. WAIVER OF CONTRACTUAL RIGHT.

The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

18. APPLICABLE LAW.

This Agreement shall be governed by the laws of the Republic of South Africa.
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                          Consulting Retainer Agreement
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19. EXIT

This agreement may be terminated if both parties agree that:

     *    The project is no longer viable

     *    The goals of the project are no longer achievable

This agreement shall terminate thirty (30) days after both parties have agreed the above in writing. Neither party shall withhold consent unreasonably.

In the event that the projects goals are achieved or a tender is awarded prior to the twelve (12) month contract period the client shall pay the consultant a balloon payment equivalent to the value of the remaining months retainer fee within thirty (30) days.

Party receiving services:


By: /s/ Dr. Lisa Ramakrishnan                           Date: November 4, 2010
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    Dr Lisa Ramakrishnan for and on
    behalf of Moxisign (Pty) Ltd.

Party providing services:


By: /s/ Salim Essa                                      Date: November 4, 2010
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    Salim Essa - Consultant